Exhibit 3.1 (x)
State of Indiana
Office of the Secretary of State
CERTIFICATE OF AMENDMENT
of
DUKE REALTY CORPORATION
I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.
NOW, THEREFORE, with this document I certify that said transaction will become effective Friday, August 08, 2008.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, August 8, 2008.
TODD ROKITA,
SECRETARY OF STATE

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION

State Form 38333 (R10 / 1-03)
Approved by State Board of Accounts, 1995

INDIANA SECRETARY OF STATE
RECEIVED
2008 AUG -8 AM 9: 06

TODD ROKITA
SECRETARY OF STATE
CORPORATIONS DIVISION
302 W. Washington St., Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576

INSTRUCTIONS: *Use 8 1/2" x 11" white paper for attachments.*
Present original and one copy to address in upper right hand corner of this form.
Please TYPE or PRINT.
Please visit our office on the web at www.sos.in.gov.

Indiana Code 23-1-38-1 *et seq.*

Filing Fee: $30.00

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF

Name of Corporation	Date of incorporation
Duke Realty Corporation	March 12, 1992

The undersigned officers of the above referenced Corporation (*hereinafter referred to as the "Corporation"*) existing pursuant to the provisions of: (*indicate appropriate act*)

☑ Indiana Business Corporation Law ☐ Indiana Professional Corporation Act of 1983

as amended (*hereinafter referred to as the "Act"*), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) ______________________ of the Articles of Incorporation is now as follows:

(*NOTE: If amending the name of corporation, write Article "I" in space above and write "The name of the Corporation is ______________," below.*)

The Third Amended and Restated Articles of Incorporation of Duke Realty Corporation is hereby amended to (a) delete Exhibit C, and to (b) de-designate the series of preferred shares that was designated as Series C Junior Preferred Stock.

ARTICLE II

Date of each amendment's adoption:

August 7, 2008

(*Continued on the reverse side*)